                                                               Filed Pursuant to
                                                          Rule 424(b)(3) and (c)
                                                              File No. 333-41111


                PROSPECTUS SUPPLEMENT NO. 8 DATED JULY 14, 1998
                       TO PROSPECTUS DATED APRIL 30, 1998


                                 PETSMART, INC.
                                  $200,000,000
                 6-3/4% Convertible Subordinated Notes due 2004
                                      and
            Shares of Common Stock Issuable Upon Conversion thereof

     This Prospectus Supplement should be read in conjunction with the Prospectus dated April 30, 1998 (the "Prospectus"). The table on pages 37 and 38 of the Prospectus setting forth information concerning the Selling Securityholders is superseded by the following table:


                            SELLING SECURITYHOLDERS

     The following table sets forth the names of the Selling Securityholders, the number of shares of Common Stock owned by each of them as of the date of this supplement and the principal amount of Notes and number of Conversion Shares which may be offered pursuant to this Prospectus. The information is based upon information provided by or on behalf of the Selling Securityholders. The Selling Securityholders may offer all, some or none of their Notes or Conversion Shares.

                                          Principal Amount       Principal Amount        Common Stock
                                           of Notes Owned            of Notes             Owned Prior        Common Stock
Name                                    Prior to Offering(1)      Offered Hereby      to Offering(1)(2)     Offered Hereby
----                                    --------------------     ----------------     -----------------     --------------
Alpine Associates .....................      5,250,000               5,250,000                  0                  0
Argent Classic Convertible Arbitrage
  Fund (Bermuda), Ltd. ................     10,750,000              10,750,000                  0                  0
Argent Convertible Arbitrage
  Fund Ltd. ...........................        250,000                 250,000                  0                  0
Baird, Patrick & Co., Inc. ............         50,000                  50,000                  0                  0
Bank of America Pension Plan...........      2,000,000               2,000,000                  0                  0
California PERS .......................      2,500,000               2,500,000                  0                  0
Canadian Imperial Holdings, Inc. ......      4,000,000               4,000,000                  0                  0
Continental Assurance Company on
  behalf of its Separate Account (E) ..      2,850,000               2,850,000                  0                  0
Commonwealth Life Insurance
  Company .............................      2,750,000               2,750,000                  0                  0
Cramblit & Carney Incorporated ........      3,441,000               3,441,000            126,500                  0
Daniel H. Renberg and Associates,
  Inc. ................................        675,000                 675,000            111,900                  0


                                       1.
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
                                              Principal Amount        Principal Amount      Common Stock
                                               of Notes Owned             of Notes           Owned Prior         Common Stock
                                             Prior to Offering(1)      Offered Hereby      to Offering(1)(2)     Offered Hereby
          Name
Dean Witter Convertible Securities                 4,500,000             4,500,000                     0                   0
     Trust.............................

Dean Witter Income Builder                         3,800,000             3,800,000                     0                   0
     Fund..............................

Dean Witter Variable Income                          400,000               400,000                     0                   0
     Builder Fund......................

Donaldson, Lufkin & Jenrette                      10,420,000            10,420,000                     0                   0
     Securities Corporation(3)..........

Forest Alternative Strategies                      1,400,000             1,400,000                     0                   0
     Fund A-5.........................

Forest Alternative Strategies                         70,000                70,000                     0                   0
     Fund A-5I........................

Forest Alternative Strategies                         50,000                50,000                     0                   0
     Fund A-5M........................

Forest Convertible Opportunity                       157,000               157,000                     0                   0
     Fund.............................

Forest Global Convert Fund                           100,000               100,000                     0                   0
     Ser A-1.........................

Forest Global Convert Fund                         2,885,000             2,885,000                     0                   0
     Ser A-5.........................

Forest Global Convert Fund                           252,000               252,000                     0                   0
     Ser B-1.........................

Forest Global Convert Fund                           150,000               150,000                     0                   0
     Ser B-2.........................

Forest Global Convert Fund                            50,000                50,000                     0                   0
     Ser B-3.........................

Forest Global Convert Fund                           225,000               225,000                     0                   0
     Ser B-5.........................

Forest Performance Fund...............               271,000               271,000                     0                   0

Forest Performance Greyhound..........               220,000               220,000                     0                   0

Forum Capital Markets LP..............               750,000               750,000                     0                   0

Fox Family Foundation.................               150,000               150,000                     0                   0

Fox Family Portfolio Partnership......               400,000               400,000                     0                   0

GPZ Trading...........................             2,000,000             2,000,000                   453                   0

Hamilton Partners Limited.............             9,250,000             9,250,000                     0                   0

Highbridge Capital Corporation........               500,000               500,000                     0                   0

HSBC Securities Inc. .................             2,200,000             2,200,000                     0                   0

KA Management Ltd. ...................                 1,000                 1,000                     0                   0

LDG Limited...........................               300,000               300,000                     0                   0

LLT Limited...........................             1,000,000             1,000,000                     0                   0

LLT Limited...........................                80,000                80,000                     0                   0

                                       2.

                                              Principal Amount     Principal Amount     Common Stock     Common Stock
                                               of Notes Owned          of Notes          Owned Prior        Offered
Name                                       Prior to Offering(1)     Offered Hereby    to Offering(1)(2)      Hereby
----                                       --------------------    -----------------  -----------------  -------------
McMahan Securities Company, L.P..........         800,000               800,000                   0                 0

The Minnesota Mutual Life Insurance
  Company................................         565,000               565,000                   0                 0

Nomura International Trust Company.......       3,550,000             3,550,000                   0                 0

Orrington International Fund Ltd.........         140,000               140,000                   0                 0

Orrington Investments Limited
  Partnership............................         260,000               260,000                   0                 0

Paloma Securities L.L.C..................       3,150,000             3,150,000                   0                 0

Phoenix Capital Offshore Fund Ltd........         500,000               500,000                   0                 0

Pillar Equity Income Fund................         500,000               500,000                   0                 0

Silverado Arbitrage Trading Limited......       2,000,000             2,000,000                   0                 0

Silverton International Fund Limited.....       2,100,000             2,100,000                   0                 0

Societe Generale Securities Corp.........       5,336,000             5,336,000                   0                 0

South Dakota Retirement System...........       1,000,000             1,000,000                   0                 0

Southport Management Partners L.P........       2,625,000             2,625,000                   0                 0

Southport Partners International LTD.....       2,000,000             2,000,000                   0                 0

St. Albans Partners Ltd..................       1,000,000             1,000,000                   0                 0

TQA Arbitrage Fund, L.P..................         500,000               500,000                   0                 0

TQA Leverage Fund, L.P...................       1,000,000             1,000,000                   0                 0

TQA Vantage Fund, Ltd....................          50,000                50,000                   0                 0

TQA Vantage Plus, Ltd....................         400,000               400,000                   0                 0

Yield Strategies Fund II, LP.............       1,000,000             1,000,000                   0                 0

TOTAL....................................    $104,573,000          $104,573,000             238,853                 0
                                             ------------          ------------             -------           -------

------------

(1) Beneficial ownership is determined in accordance with the Rule of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Includes Conversion Shares based on a conversion price of $8.75 per share and a cash payment in lieu of any fractional interest.


                                       3.
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(3)  Securities are held by the Placement Agent of the original offering of the
     Notes.

     Because the Selling Securityholders may offer all or some of the Notes that they hold and/or Conversion Shares pursuant to the offering contemplated by this Prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Notes or Conversion Shares by the Selling Securityholders, no estimate can be given as to the principal amount of Notes or Conversion of Shares that will be held by the Selling Securityholders after completion of this offering.

                                       4.